Exhibit 5.1

ROPES & GRAY LLP ONE INTERNATIONAL PLACE BOSTON, MA 02110-2624 617-951-7000 F 617-951-7050 BOSTON NEW YORK PALO ALTO SAN FRANCISCO WASHINGTON, DC www.ropesgray.com

September 28, 2007

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-8 and all exhibits thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of (i) 150,000 shares (the “ESPP Shares”) of Common Stock, $.10 par value (the “Common Stock”), of Oscient Pharmaceuticals Corporation, a Massachusetts corporation (the “Company”), issuable pursuant to the Company’s Amended and Restated Employee Stock Purchase Plan, as amended to date (the “ESPP”), and (ii) 500,000 shares (the “Inducement Plan Shares”) of Common Stock issuable pursuant to Company’s 2007 Employment Inducement Award Plan (the “Inducement Plan”), both of which are attached as exhibits to the Registration Statement.

We are familiar with the actions taken by the Company in connection with the adoption of each of the ESPP and Inducement Plan, respectively. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. The opinions expressed below are limited to the laws of The Commonwealth of Massachusetts. Based on the foregoing, we are of the opinion that the ESPP Shares and Inducement Plan Shares have been duly authorized and, when the ESPP Shares and Inducement Plan Shares have been issued and sold in accordance with the terms of the ESPP or Inducement Plan, respectively, the ESPP Shares and Inducement Plan Shares, as the case may be, will have been validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933.

It is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is in effect.

Very truly yours,

/s/ ROPES & GRAY LLP